EXHIBIT 10.2

                           COCA-COLA ENTERPRISES INC.
                              SEPARATION AGREEMENT

                  THIS  AGREEMENT (the  "Agreement"),  by and between  COCA-COLA
ENTERPRISES INC., a  Delaware  corporation  (the  "Company"),  and   Patrick  J.
Mannelly  ("Mr. Mannelly").

                  WHEREAS, Mr. Mannelly has given notice of his resignation from the Company, and the Company desires to provide Mr. Mannelly with separation benefits to recognize the value he has provided to the Company during his many years of service to the Company.

                  NOW, THEREFORE, for valuable consideration, the sufficiency of which is hereby acknowledged, the parties do hereby agree as follows:

                  1. TERMINATION  DATE. Mr.  Mannelly agrees that his employment
with  the  Company   will   terminate,  by  resignation,  on   August  16,  2004
("Termination Date").

                  2. SEPARATION PAY. The Company agrees that after the execution of, and the revocation period related to, this Agreement it will voluntarily pay Mr. Mannelly $34,500 each month through January 31, 2006. All payments under this Agreement shall be made through the Company's payroll and shall be subject to tax withholding applicable to wages.

                  3. PAYMENTS IN LIEU OF EXECUTIVE MANANGEMENT INCENTIVE PLAN. The Company will pay Mr. Mannelly amounts equal to the bonuses, if any, to which he would have been entitled under the Executive Management Incentive Plan (the "MIP") for calendar years 2004, 2005, and 2006. The amount of each such payment will be determined as if Mr. Mannelly had remained a Senior Vice President of the Company having an annual salary of $414,000. Specifically, during first quarter of 2005, 2006 and 2007, the Company will make such payments to Mr. Mannelly for the 2004, 2005 and 2006 calendar years, respectively.

                  4. REIMBURSEMENT FOR CERTAIN EXPENSES. Mr. Mannelly shall be entitled to receive reimbursements for his tax and financial planning expenses and club dues during the period for which he is receiving payments under this Agreement. Such expenses shall be reimbursed by the Company upon the presentation of invoices, receipts or other evidence reasonably acceptable to the Company.

                  5. EMPLOYEE BENEFITS PLANS. Mr. Mannelly's participation in the Company's employee benefits plans for active employees shall cease on the later of the effective date of this Agreement or on the date provided under the terms of such plan, except as otherwise provided in this Paragraph, as follows:

                  a. Mr. Mannelly shall be eligible for benefits under the retirement plan or plans in which he participated in accordance with the terms of such plans. In accordance with the terms of the Coca-Cola
                           Enterprises Employees' Pension Plan and Executive Pension Plan, Mr. Mannelly shall receive benefit service credit for each month in which he receives payments under Paragraph 2 of this Agreement. Further, the Company shall accept the noncompetition provision in Paragraph 9 of this Agreement in satisfaction of the noncompetition agreement requirement of the Executive Pension Plan.

                  b. As of the effective date of this Agreement, Mr. Mannelly and his eligible dependents shall be eligible to participate in the Coca-Cola Enterprises Executive Retiree Medical Plan, which participation shall continue until the earlier of Mr. Mannelly's reaching age 65 or his becoming eligible for coverage under another employer's group health coverage. The Company shall cover the cost of any taxes associated with the provision of benefits under this Plan.

                  6. STOCK GRANT PROGRAMS. As of the effective date of this Agreement the Company shall modify the terms of Mr. Mannelly's equity awards, as follows:

                  a. One-hundred percent (100%) of Mr. Mannelly's unvested stock option grants shall become fully vested and his stock options granted in January 1997, January 1998, January 1999, December 1999, January 2001, February 2002, February 2003 and February 2004 shall remain exercisable until their respective expiration dates.

                  b. Mr. Mannelly's restricted stock awards shall become fully vested at the later of one month following the date on which this Agreement is effective or the date on which the performance requirements of any such award have been satisfied.

                  7. RESERVATION OF RIGHTS. Notwithstanding any other provision of this Agreement, the Company reserves the unilateral right at any time to modify or terminate any benefit plan, bonus program, stock option plan, or fringe benefit program under which Mr. Mannelly participates or may participate (so long as such modification or termination affects the plans' or programs' participants or potential participants generally and not just Mr. Mannelly), and, in the event of such action, the amount of Mr. Mannelly's benefits, awards, or grants under such plans or programs shall be determined according to the terms of such plans or programs as modified or terminated and not the terms of this Agreement.

                  8. GENERAL RELEASE. In consideration for the above separation pay, Mr. Mannelly agrees to release the Company and each of its directors, officers, employees, agents, subsidiaries and affiliates from any and all charges, complaints, claims, liabilities, obligations, actions, causes of action, suits, demands, costs, losses, damages and expenses, of any nature whatsoever, known or unknown, including, but in no way limited to, any claim under Title VII of the Civil Rights Act of 1964; The Americans With Disabilities Act (ADA); The Age Discrimination in Employment Act (ADEA); The Fair Labor Standards Act (FLSA); The Family and Medical Leave Act (FMLA); and The Employee Retirement Income Security Act of 1974, as amended (ERISA); arising out of his employment relationship or the termination of his employment relationship, which Mr. Mannelly now has, owns or holds, or claims to have, own or hold, or which he at any time heretofore had, owned or held, or claimed to have, own or hold against the Company.

                  9. NO COMPETITION. Mr. Mannelly agrees that for a period of two years following the effective date of this Agreement, Mr. Mannelly shall not, directly or indirectly engage in, participate in or have any interest as a partner, joint venturer, proprietor, employee, officer, director, agent, security holder, creditor or in any other capacity, or be otherwise associated with or have any other direct or indirect financial interest in or in connection with the business or operations of PepsiCo, Inc., The Pepsi Bottling Group, Inc., Cadbury Schweppes plc, or any other bottler of carbonated soft drinks (including any business, firm, person, partnership, corporation related to such company) having operations within the territories in which the Company and its subsidiaries conducted bottling operations at the effective date of this Agreement. Provided, however, that nothing herein shall be deemed to prevent or limit the right of Mr. Mannelly to own capital stock or debt securities of any corporation, so long as the securities are publicly traded in the over-the-counter market or on any securities exchange, and so long as Mr. Mannelly does not acquire beneficial ownership (as determined under Rule 13d-3 of the Securities Exchange Act of 1934) of more than one percent of the issuer's outstanding equity securities of any class. Mr. Mannelly agrees that this covenant is reasonable with respect to its duration, geographical area and scope.

                  10. OPPORTUNITY TO REVIEW. Mr. Mannelly represents and acknowledges that he has been afforded the right and opportunity to consult with an attorney prior to executing this Agreement, that he has twenty-one (21) days within which to consider this Agreement, that he has seven (7) days following its execution within which to revoke this Agreement, and that this Agreement, and compensation or benefits hereunder, will not become effective until the revocation period has expired. Mr. Mannelly further acknowledges that he has carefully read and understands all of the provisions of this Agreement, and that he is voluntarily entering into this Agreement. Mr. Mannelly further acknowledges and confirms that the only consideration for his signing this Agreement is the terms and conditions stated in this Agreement, that no other promise or agreement of any kind, except those set forth in this Agreement, has been made to him by any person to cause him to sign this document.

                  11. GOVERNING LAW. This Agreement is made and entered into in the State of Georgia, and shall in all respects be interpreted, enforced and governed under the laws of that State.

                  12. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement between the parties hereto as to the termination of Mr. Mannelly's employment with the Company, and fully supersedes any and all prior agreements or understandings between them pertaining to the termination of his employment with the Company. It is agreed that this Agreement may be modified only by a subsequent, written agreement, executed by both parties.

                  13. EFFECTIVE DATE. This Agreement shall become effective upon the later of the date last signed below or, if applicable, the expiration of the applicable revocation period.

                  IN  WITNESS  WHEREOF,   the  undersigned  have  executed  this
Agreement as of the dates indicated below.



Date:   July 29, 2004             /s/ Patrick J. Mannelly
                                  -------------------------------------
                                      Patrick J. Mannelly




                                  COCA-COLA ENTERPRISES INC.


Date:  July 29, 2004          By: /s/ LOWRY F. KLINE
                                  -------------------------------------